Exhibit 10.4

                               THE FINANCE COMPANY
                              15% SUBORDINATED NOTE
                               DUE August 10, 2001

$100,000                                                         August 10, 1998
                                                               Norfolk, Virginia

         The Finance Company, a Virginia corporation (hereinafter called the "Company," which term includes any successors of the Company), for value received, hereby promises to pay to the undersigned ("Holder") or registered assigns, the principal sum of One Hundred Thousand Dollars ($100,000) on the third anniversary of this Note pursuant to the terms and conditions of this Note.

         Interest Payment Dates: April 1 and October 1; commencing October 1, 1998.

         Record Dates: March 15 and September 15.

         Reference is made to the further provisions of this Note hereinafter set forth, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company and the Holder have caused this instrument to be duly executed.

                         THE FINANCE COMPANY, a Virginia corporation


                         By: /s/ Robert S. Raley, Jr.
                             ------------------------
                           Name: Robert S. Raley, Jr.
                           Title:  President & Chief Executive Officer

                         HOLDER:

                         By: /s/ Andrew M. Ockershausen
                             --------------------------
                          Name: Andrew M. Ockershausen

                               THE FINANCE COMPANY
                              15% SUBORDINATED NOTE
                               DUE August 10, 2001

THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY OTHER STATE OR
JURISDICTION. THIS NOTE MAY NOT BE SOLD, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR, IN LIEU THEREOF, THE SUBMISSION OF AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

     Those capitalized terms used herein that are not defined elsewhere in this Note are defined in paragraph 9.
         1. Unsecured Obligation. This Note is a general, unsecured obligation of the Company, and the Notes, collectively, are limited in aggregate principal amount to $1,000,000. The registered holder of this Note, as listed on the books and records of the Company, may be treated as the owner (the "Holder") of this Note for all purposes, subject to the provisions herein with respect to record dates.
         2.       Interest.
                  2.1. Interest Rate. The Finance Company, a Virginia corporation (the "Company," which term includes any successors of the Company), promises to pay interest on the principal amount of this Note at the rate of 15% per annum, compounded semi-annually. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 15% per annum compounded semi-annually. The Company will pay interest semi-annually in Legal Tender in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1998. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Note, from August 10, 1998. Interest will be computed on the basis of a 360-day year consisting of 12, 30-day months.
                  2.2. Payment of Interest. The Company shall pay interest on this Note to its Holder at the close of business on the Record Date immediately preceding the Interest Payment Date. The Holder must surrender this Note to the Company to collect principal payments. The Company shall pay principal and interest in Legal Tender. This Note will be payable as to principal, premium, and interest by check mailed to the Holder at the address set forth in the books and records of the Company.
         3.       Redemption.
                  3.1. Price and Timing of Redemption. After complying with the terms of this paragraph 3, the Company may redeem this Note in whole or in part (but only in integral multiples of $1,000 of principal) at any time, plus any accrued but unpaid interest up to (but excluding) the

Redemption Date. If redeemed during the 24-month period that commences on the date of this Note, a redemption fee equal to 0.25% of the then outstanding principal amount shall also be payable.
                  3.2. Notice of Redemption. The Company shall send a notice of redemption ("Redemption Notice") by first class mail, at least 30 calendar days and not more than 60 calendar days prior to the date fixed for redemption (the "Redemption Date") to the Holder of this Note at such Holder's last address as then shown upon the books and records of the Company. Once the Redemption Notice is mailed, the portion of this Note called for redemption becomes due and payable on the Redemption Date at the Redemption Price, including accrued and unpaid interest, if any, up to (but excluding) the Redemption Date.
                  3.3. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed pursuant to this paragraph 3, the Company shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Company shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange or automated quotation system requirements. The Company shall make the selection from the Notes outstanding and not previously called for redemption and, in the case of any of the Notes selected for partial redemption, the Company shall set forth the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Company may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $1,000. If this Note is to be redeemed in part, then upon surrender of this Note, the Company shall execute and make available for delivery to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of this Note surrendered by the Holder.
                  3.4. Surrender and Redemption. On or before the Redemption Date, the Company shall pay to the Holder the Redemption Price in Legal Tender, including accrued and unpaid interest, if any, up to (but excluding) the Redemption Date; provided, however, that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, then the accrued interest shall be payable to the Holder of the redeemed Note on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, then payment shall be made on the next succeeding Business Day, and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Concurrent with its receipt of the Redemption Price, the Holder of this Note shall surrender this Note (or any portion thereof called for redemption) to the Company; provided, however, that if for any reason (including without limitation the loss, theft or destruction of this Note) the Holder of this Note fails to surrender this Note in accordance with this paragraph 3.4, then such Holder shall provide the Company with a lost note affidavit, in form acceptable to the Company, and agree to indemnify and hold harmless the Company against any claim that may be made by any person against the Company as a result of the failure of the Holder of this Note to surrender this Note in accordance with this paragraph 3.4. Whether or not this Note (or any portion thereof called for redemption) is surrendered to the Company in compliance with this paragraph 3.3 and provided payment of this Note is not prohibited under paragraph 4, then, from and after the Redemption Date, this Note (or any portion thereof called for redemption) will cease to bear interest, and the only right of the Holder of this Note will be to receive payment of the

Redemption Price, plus any accrued and unpaid interest, if any, up to (but excluding) the Redemption Date.
         4. Subordination. The Company and the Holder, by its acceptance of this Note, agree that the payment of the principal of and interest on this Note and any other payment in respect of this Note, including on account of the acquisition or redemption of this Note by the Company is subordinated to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Note or thereafter created, incurred, assumed or guaranteed, and that this subordination provision is for the benefit of the holders of Senior Indebtedness. This paragraph 4 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. The Holder also agrees to execute a Subordination Agreement with the holder of any Senior Indebtedness.
         5. Transfer and Exchange. The Holder of this Note may transfer or exchange this Note only in accordance with the terms hereof. The Company may require a Holder, among other things, to furnish appropriate endorsements, legal opinions and transfer documents, and to pay any taxes and fees required by law or permitted by the Notes.
         6. Defaults and Remedies. If an Event of Default occurs and is continuing, then the Holder hereof may declare the Note to be due and payable immediately. A Holder of a Note may not enforce this Note except as provided herein. For purposes of this Note, "Event of Default" means any one of the following events:
                           6.1.1.   failure to pay any installment of
interest on this Note as and when such interest becomes due and payable and the continuance of such failure for a period of 30 calendar days, whether or not such payment is prohibited by paragraph 4; or
                           6.1.2.    failure to pay all or any part of
the principal of, or premium, if any, on this Note when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay all or any part of the Repurchase Price on the Repurchase Date, whether or not such payment is prohibited by paragraph 4.
         7. No Recourse Against Others. No shareholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Notes by reason of his, her or its status as such shareholder, director, officer or employee. The Holder of this Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes.
         8. Unclaimed Money. If money for the payment of principal or interest under this Note remains unclaimed for two years, the Company shall retain the money without further obligation.

         9.       Certain Defined Terms.
                  9.1. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and

Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
                  9.2. "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.
                  9.3.  "Indebtedness" of any Person means, without duplication,
(a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such Person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, or
(iv)  evidenced  by a  letter  of  credit,  bank  guarantee  or a  reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (c) all liabilities of others of the kind described in the preceding clauses that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a lien on property of such Person, and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a),
(b),  or (c),  or this  clause  (d),  whether  or not  between or among the same parties.
                  9.4. "Legal Holiday" means a Saturday, a Sunday or any day that is not a Business Day. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
                  9.5. "Legal Tender" is defined as such coin or currency of the United States of America as at the time of payment shall be Legal Tender for payment of public and private debts.
                  9.6. "Note" means the obligation of the Company as set
forth in this 15% subordinated promissory note.
                  9.7. "Notes" mean all of the 15% subordinated promissory notes dated as of the same date as the Note that are limited, in aggregate principal amount, to $1,000,000.
                  9.8. "Person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.
                  9.9. "Record Date" means a record date as specified on the first page of this Note, whether or not such record date is a Business Day.

                  9.10. "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all letters of credit, reimbursement obligations and fees, costs, expenses and other amounts and liabilities accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date of the Notes or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes or is pari passu with, or subordinated to, the Notes; provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company, (b) Indebtedness of the Company representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services, (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company or (d) the Notes.
                  9.11. "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.
         10.  Miscellaneous.
                  10.1. Amendment; Supplement; Waiver. Subject to specified exceptions, the Notes may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Notes then-outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of one of the Notes.
                  10.2. Notices. Any notices or other communications to the Company required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows: The Finance Company, 5425 Robin Hood Road, Norfolk, Virginia 23513, Attention: President; Telecopy (757) 858-4093. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the books and records of the Corporation and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
                  10.3. Governing Law; Jurisdiction; Venue. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF VIRGINIA. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY VIRGINIA STATE COURT SITTING IN THE CITY OF NORFOLK OR ANY FEDERAL COURT SITTING IN THE CITY OF NORFOLK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
                  10.4. Severability. In case any one or more of the provisions in this Note shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
                  10.5. Headings. The headings of the paragraphs of this Note have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.